UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report
(Date of earliest event reported): September 15, 2009

OCWEN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1661 Worthington Road
Suite 100
West Palm Beach, Florida	33409

(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (561) 682-8000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

          On August 10, 2009 Ocwen Financial Corporation (the “Company”) completed the previously announced distribution (the “Distribution”) of its Ocwen Solutions business and related assets via the spin-off of a separate publicly-traded company, Altisource Portfolio Solutions S.A. (“Altisource”). Pursuant to the Distribution and related transactions, the Company expects to recognize a taxable gain, pursuant to Section 367 of the Internal Revenue Code, resulting in both an anticipated cash tax liability and estimated increase in income tax expense of approximately $29.5 million.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION
(Registrant)

Date: September 15, 2009	By:	/s/ David J. Gunter

	Name:	David J. Gunter
	Title:	Executive Vice President and Chief Financial Officer (On behalf of the Registrant and as its principal financial officer)